FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GigaBeam Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0607757

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

14225-C Sullyfield Circle, Chantilly, VA	20151

(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

None	Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-116020 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of class)

Redeemable Warrant
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Registrant’s Common Stock, $0.001 par value, and Redeemable Warrant is set forth under the heading “Description of Securities” in Amendment No. 3 to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-116020) (the “Registration Statement”), filed with the Securities and Exchange Commission on September 9, 2004, and as amended from time to time, which information is incorporated by reference herein. The final Prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

1	.	Amended and Restated Certificate of Incorporation (Incorporated by Reference from Exhibit 3.1 of the Company’s Registration
Statement on Form SB-2, File No. 333-116020).
2	.	Amended and Restated Bylaws (Incorporated by Reference from Exhibit 3.2 of the Company’s Registration Statement on Form SB-2,
File No. 333-116020).
3	.	Specimen of Common Stock Certificate (Incorporated by Reference from Exhibit 4.1 of the Company’s Registration Statement on
Form SB-2, File No. 333-116020).
4	.	Specimen of Warrant Certificate (Incorporated by Reference from Exhibit 4.2 of the Company’s Registration Statement on Form SB-
2, File No. 333-116020).
5	.	Warrant Agreement between Continental Stock Transfer & Trust Company and GigaBeam Corporation (Incorporated by Reference
from Exhibit 4.2 of the Company’s Registration Statement on Form SB-2, File No. 333-116020).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GigaBeam Corporation

Date: October 12, 2004	By:
/s/ Louis S. Slaughter
Name: Louis S. Slaughter
Title:Chief Executive Officer